UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Date of Report (Date of earliest event reported): July 19, 2006

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENVIROKARE TECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a material definitive agreement

LRM Industries, LLC, the Company's joint venture company with NOVA Chemicals, Inc., on June 23, 2006 entered into three Loan Agreements with SunTrust Bank that provide for borrowings of up to $2.24 million, $560,000 and $500,000, respectively, with the loan proceeds to be used for the installation of a new production line in its Rockledge, Florida facilities. These respective agreements generally provide for interest at the rate of LIBOR plus 2%, LIBOR plus 1.25% and LIBOR plus 1.25% with repayments of borrowings commencing July 23, 2006. Copies of the agreements are attached to this document.

Item 9.01 - Financial Statements and Exhibits

Exhibit: 10.1. Material Agreement Facility ($2.24 million) between LRM Industries, LLC and SunTrust Bank, dated June 23, 2006.

Exhibit: 10.2. Material Agreement Facility ($560,000) between LRM Industries, LLC and SunTrust Bank, dated June 23, 2006.

Exhibit: 10.3. Material Agreement Facility ($550,000) between LRM Industries, LLC and SunTrust Bank, dated June 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 19, 2006	Envirokare Tech Inc.

/s/ George Kazantzis

George Kazantzis, President and Principal Financial Officer